Exhibit 99.1

Primus Knowledge Solutions Acquires Amacis Group Limited

Acquisition accelerates Primus’ leadership in eService

SEATTLE—December 23, 2003—Primus Knowledge Solutions, Inc. (Nasdaq: PKSI), the leader in knowledge management solutions, today announced the acquisition of European based Amacis Group Limited, a leading provider of electronic commerce management solutions to global enterprises. This acquisition further extends Primus’ breadth and depth in the eService marketplace by adding complementary email and wireless technologies to Primus’ industry leading customer service and support software solutions.

“The eService market is demanding that solutions provide both strong knowledgebase capabilities and abilities to respond to all forms of communication, from Web self-service and wireless messaging to email interactions. With the acquisition of Amacis, we will be able to provide our customers with a new standard for eService interaction,” said Michael Brochu, Chairman and CEO of Primus. “Amacis’ customer base is comprised of companies known for delivering world class and global customer support, and includes HSBC, Orange, Yahoo, and Cable & Wireless. Amacis expands our presence both globally and within key vertical markets such as Telecommunications and Financial Services.”

Commenting on the background to the acquisition, Thomas Montgomery, Amacis’ CEO said “Amacis’ relationship with Primus was customer inspired; our customer base wanted to combine the power of Amacis’ communication management technology with the renowned market leading Knowledge Management and Self Service solutions of Primus. What began as a partnership between two companies with extremely complementary solutions, and a shared commitment to superior customer experiences has developed into a consolidated company that is the clear market leader in the field”.

“eService software leaders continue to consolidate operations and create broader, more innovative solutions for their customers,” said Esteban Kolsky, research director with Gartner. “Marrying strong Web self-service solutions, knowledge management capabilities, and natural language search with core capabilities around email management and mobile messaging creates a strong eService product suite with full self to assisted-service capabilities.”

Privately held Amacis is well-recognized within the industry and recently won the prestigious Banker Technology Award 2003 for excellence in technical applications and services for the front, middle and back office of financial services companies. Amacis was also recently awarded Aberdeen’s “What Works” Award for successful CRM implementations.

Under the terms of the share purchase agreement, effective December 22, 2003, Primus has purchased all the shares in Amacis in exchange for 1,234,692 shares of Primus common stock, plus an assumption of Amacis vested stock options equivalent to 265,327 Primus vested stock options.

About Primus Knowledge Solutions, Inc.

Founded in 1986, Primus Knowledge Solutions (Nasdaq: PKSI) develops award-winning software solutions that power self-service to assisted service offerings for mid-market and Global 2000 organizations. Primus knowledge sharing software is used today in call centers, help desks, and Web self-service environments to increase customer satisfaction, improve employee efficiency, and lower operating costs. Primus continues to receive industry accolades for its robust product suite. In 2003 alone, Primus received the STAR Award for “Best Support Technology Vendor” from the Service & Support Professionals Association (SSPA), was recognized for its trend-setting products and named one of the “100 Companies that Matter in Knowledge Management” by KMWorld magazine, and received the 2003 CRM Excellence Award from the editors of Customer Interaction Solutions magazine. Global organizations such as 3Com, Airbus, The Boeing Company, CompuCom, EMC, Ericsson, Inc., Fujitsu Limited, Inc., IBM, Eastman Kodak Co., Motorola, and T-Mobile rely on Primus technology to enhance their customer service and support initiatives. Visit www.primus.com for more information.

About Amacis Group Limited

Amacis is a leading provider of Electronic Communications Management Solutions to global enterprises. Amacis solutions deliver increased productivity, provide management information and control, and reduce the costs associated with sending and responding to electronic communications. Amacis’ product portfolio manages all forms of internal and external electronic communications including email, web forms, secure messaging, intelligent self-service, SMS and Instant Messaging. Amacis has many large organizations as worldwide customers, such as HSBC, Orange, Yahoo, Cable & Wireless and HUK-Coburg. For more information, visit www.amacis.com or email info@amacis.com.

Primus, Primus Knowledge Solutions, Primus Answer Engine, Primus eServer, Primus eSupport and Primus eServer iView are registered trademarks or service marks of Primus Knowledge Solutions, Inc. Other products and company names mentioned in this press release may be the trademarks of their respective owners.

Any statements, expectations and assumptions contained in this press release that do not describe historical facts, such as statements about the integration, performance, use, and deployment of Primus and Amacis products and the anticipated results constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There is no guarantee that these results will actually occur. Any forward-looking statements contained in this release are based on current expectations, are not guarantees of future performance, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include the following: difficulties encountered in the integration, deployment, or implementation of the Primus products with Amacis products and customer’s systems; failure in the customer’s widespread adoption and use of the Primus and Amacis products; quality of the customer’s database of solutions; fluctuations in customer demand; use of the Web as a delivery vehicle for customer support or eCRM solutions; risk resulting from new product introductions and customer acceptance of new products; rapid technological change; the risks associated with competition and the rapid consolidation of competitors; continued growth in the use of the Internet; the ability of Primus to manage its growth and integration efforts, including the integration of Amacis, and the ability of Primus to compete successfully in the future, as well as other risks identified in Primus’ Securities and Exchange Commission filings, including but not limited to those appearing under the caption “Factors Affecting our Future Operating Results” in Primus’ Report on 10-K filed in March of 2003 and Forms 10-Q filed in May, August and November of 2003. The extent of return on investment of Primus products is specific to our customer’s experience.